Investment Advisory Agreement
Between Atlas Funds
and Atlas Advisers, Inc.
Appendix A

Fee Schedule
Dated November 18, 2005

Atlas Money Market Fund
Atlas California Municipal Money Fund
Atlas U.S. Treasury Money Fund

On the Portion of      Annual
Daily Total Net Asset Value         Rate

Assets up to $500 million     .50%
Assets over $500 million     .475%

Atlas American Enterprise Bond Fund
Atlas National Municipal Bond Fund
Atlas California Municipal Bond Fund
Atlas U.S. Government and Mortgage Securities Fund

On the Portion of      Annual
Daily Total Net Asset Value         Rate

Assets up to $500 million     .55%
Assets over $500 million     .50%

Atlas Growth Opportunities Fund
Atlas Balanced Fund
Atlas Strategic Growth Fund

On the Portion of      Annual
Daily Total Net Asset Value         Rate

Assets up to $100 million           .70%
Assets over $100 million
and up to $500 million        .60%
Assets over $500 million     .50%

Atlas Value Fund
Atlas Global Growth Fund
Atlas Emerging Growth Fund

On the Portion of      Annual
Daily Total Net Asset Value         Rate

Assets up to $100 million        .80%
Assets over $100 million
and up to $500 million             .75%
Assets over $500 million               .70%

Atlas Strategic Income Fund

On the Portion of      Annual
Daily Total Net Asset Value         Rate

Assets up to $100 million     .75%
Assets over $100 million
and up to $500 million                   .70%
Assets over $500 million     .65%

Atlas Independence Flagship Fund (Formerly Atlas Fund of Funds)
Atlas Independence Eagle Bond Fund
Atlas Independence Star Spangled Fund
Atlas S&P 500 Index Fund

On the Portion of      Annual
Daily Total Net Asset Value      Rate

Assets up to $500 million     .25%
Assets over $500 million     .23%

Agreed to November 18, 2005

Atlas Funds  Atlas Advisers, Inc.

By: /s/ W. Lawrence Key  By:    /s/ Matthew L. Sadler
W. Lawrence Key     Matthew L. Sadler
President and      Senior Vice President
Chief Operating Officer